Exhibit 99.1

VerifyMe Reports Improved First Quarter 2024 Financial Results including a Gross Profit increase of 49%

•	Quarterly revenue of $5.8 million in Q1 2024, compared to $5.7 million in Q1, 2023
•	Gross Profit of $2.3 million or 39% in Q1 2024, compared to $1.5 million or 27% in Q1 2023, an increase of 49%
•	Net loss of ($0.6) million in Q1, 2024, compared to a net loss of ($1.6) million in Q1 2023
•	Adjusted EBITDA(1) of $0.1 million in Q1 2024, compared to Adjusted EBITDA loss of ($0.5) million in Q1 2023

Lake Mary, FL – May 14, 2024 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today the Company’s financial results for its first quarter ended March 31, 2024 (“Q1 2024”).

Adam Stedham, VerifyMe’s CEO and President stated, “The company achieved significant growth in both gross margin and gross margin percent in the first quarter of 2024. We are pleased that Q1 is our third quarter in a row of reporting a positive adjusted EBITDA. As we continue to grow revenue, we believe the margin improvement will have a positive impact on our results from operations.”

Key Financial Highlights for Q1 2024:

•	Quarterly consolidated revenue of $5.8 million in Q1 2024, compared to $5.7 million for the three months ended March 31, 2023 (“Q1 2023”), an increase of 2%
•	Gross profit of $2.3 million or 39% in Q1 2024, compared to $1.5 million or 27% in Q1 2023
•	Net loss of ($0.6) million or ($0.05) per diluted share in Q1 2024, compared to a net loss of ($1.6) million or ($0.17) per diluted share in Q1 2023
•	Adjusted EBITDA(1) of $0.1 million in Q1 2024, compared to Adjusted EBITDA loss of ($0.5) million in Q1 2023
•	Cash of $2.8 million as of March 31, 2024

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(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Financial Results for the Three Months Ended March 31, 2024:

Revenue in Q1 2024 was $5.8 million, compared to $5.7 million in Q1 2023. The increase is primarily due to growth in our premium services in the Precision Logistics segment offsetting a decline in our proactive services related to a discontinued relationship with some lower margin customers. Revenue in our Authentication segment decreased due to the timing of a significant customer order in 2023 that did not recur in the three months ended March 31, 2024. The Precision Logistics segment accounted for 97% of the revenue for the quarter.

Gross profit in Q1 2024 was $2.3 million, compared to $1.5 million in Q1 2023. The resulting gross margin percentage was 39% for the three months ended December 31, 2023, compared to 27% for the three months ended March 31, 2023, principally due to process improvements and increased premium services revenue in the Precision Logistics segment which has higher margins.

Operating loss in Q1 2024 was ($0.6) million, compared to ($1.5) million in Q1 2023. The improvement is due to increased gross profit, severance expense and one time professional fees for Trust Codes acquisition in 2023 that did not recur, partially offset by operating costs for Trust Codes included for the full quarter 2024.

Our net loss in Q1 2024 was ($0.6) million, compared to net loss of ($1.6) million in Q1 2023. The resulting loss per diluted share in Q1 2024 was ($0.05), compared to loss per diluted share of ($0.17) in Q1 2023.

Adjusted EBITDA in Q1 2024 was $0.1 million, an increase of $0.6 million, compared to an adjusted EBITDA loss of ($0.5) million in Q1 2023. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

At March 31, 2024, VerifyMe had a $2.8 million cash balance and $2.4 million in working capital.

At March 31, 2024, VerifyMe had 10,485,065 shares issued and 10,176,603 shares outstanding.

Adam Stedham, continued, “Parcel shipment volumes across the market are down year over year.  Despite this headwind, we still believe our investment in sales resources will generate the desired Precision Logistics growth in 2024.  In addition, both the ink and codes portion of the Authentication Segment is gaining traction. We anticipate our overall growth will increase cashflow and generate increased shareholder value.”

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Tuesday May 14, 2024. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=LOGnKVmF or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10188865/fc784b45f9.

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The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a traceability and customer support services provider using specialized software and process technology. The company operates a Precision Logistics Segment and an Authentication Segment to provide specialized logistics for time-and-temperature sensitive products, as well as item level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions. VerifyMe serves customers worldwide. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “may,” “will,” “continues,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three months ended March 31, 2024, to the three months ended March 31, 2023, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized gain on equity investment, impairments, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	As of
	March 31, 2024	December 31, 2023
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$2,818	$3,095
Accounts receivable, net of allowance for credit loss reserve, $156 and $165 as of March 31, 2024 and December 31, 2023, respectively	1,197	3,017
Unbilled revenue	916	1,282
Prepaid expenses and other current assets	261	254
Inventory	32	38
TOTAL CURRENT ASSETS	5,224	7,686

PROPERTY AND EQUIPMENT, NET	$212	$240

RIGHT OF USE ASSET	419	468

INTANGIBLE ASSETS, NET	6,729	6,927

GOODWILL	5,309	5,384

TOTAL ASSETS	$17,893	$20,705

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$500	$500
Accounts payable	1,214	3,310
Other accrued expense	716	988
Lease liability- current	167	170
Contingent liability- current	195	173
TOTAL CURRENT LIABILITIES	2,792	5,141

LONG-TERM LIABILITIES
Contingent liability, non-current	$597	$751
Long-term lease liability	263	307
Term note	750	875
Convertible Note – related party	475	475
Convertible Note	625	625
TOTAL LIABILITIES	$5,502	$8,174

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	-	-

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Common stock, $0.001 par value; 675,000,000 authorized; 10,485,065 and 10,453,315 issued, 10,176,603 and 10,123,964 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	10	10

Additional paid in capital	95,438	95,031

Treasury stock at cost; 308,462 and 329,351 shares at March 31, 2024 and December 31, 2023, respectively	(589)	(659)

Accumulated deficit	(82,402)	(81,849)

Accumulated other comprehensive loss	(66)	(2)

STOCKHOLDERS' EQUITY	12,391	12,531

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,893	$20,705

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three months ended
	March 31, 2024	March 31, 2023

NET REVENUE	$5,759	$5,661

COST OF REVENUE(a)	3,499	4,140

GROSS PROFIT	2,260	1,521

OPERATING EXPENSES
Segment management and Technology(a)	1,343	1,105
General and administrative (a)	1,121	1,413
Research and development	55	8
Sales and marketing (a)	388	499
Total Operating expenses	2,907	3,025

LOSS BEFORE OTHER INCOME (EXPENSE)	(647)	(1,504)

OTHER (EXPENSE) INCOME
Interest expenses, net	(38)	(42)
Unrealized loss on equity investment	-	(32)
Change in fair value of contingent consideration	132	-
Other expense, net	-	(2)
TOTAL OTHER INCOME (EXPENSE), NET	94	(76)

NET LOSS	$(553)	$(1,580)

LOSS PER SHARE:
BASIC	$(0.05)	$(0.17)
DILUTED	$(0.05)	$(0.17)
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING

BASIC	10,073,445	9,332,553
DILUTED	10,073,445	9,332,553

(a)	Includes share-based compensation of $458 thousand and $286 thousand for the three months ended March 31, 2024 and March 31, 2023 respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three months ended March 31,

	2024	2023

Net loss (GAAP)	$(553)	$(1,580)
Interest expense, net	38	42
Amortization and depreciation	299	282

Total EBITDA (Non-GAAP)	(216)	(1,256)

Adjustments:

Stock based compensation	46	22
Fair value of restricted stock and restricted stock units issued in exchange for services	412	152
Severance expense	-	303
Change in fair value of contingent consideration	(132)	-
Unrealized loss on equity investment	-	32
Impairments	4	-
One-time professional expenses for acquisitions	-	278

Total Adjusted EBITDA (Non-GAAP)	$114	$(469)

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